Exhibit 23.2 Consent of Baum & Company




BAUM & COMPANY, P.A.
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                                                    Certified Public Accountants






CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement on Form S-8 for the registration of 2,000,000 shares of International Environmental Management, Inc. common stock under the Consultant Compensation Agreements and to the incorporation by reference therein of our report dated March 28, 2001 relating to the financial statements which appear in the Annual Report on Form 10KSB for the year ended December 31, 2000.



Coral Springs, Florida
July 6, 2001



              1515 University Drive* Coral Springs, Florida 33071
  Tel: 954-752-1712 * 1-888-CPA-3770 * Fax 954-752-7041 * E-mail: jbaumcpa.com



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